[FACE OF CERTIFICATE]

CH

CLARK HOLDINGS INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

PAR VALUE $.0001 PER SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 18145M 10 9

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $.0001 PER SHARE, OF

(the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

[SIGNATURE]

SECRETARY

[SEAL]

[SIGNATURE]

CHIEF EXECUTIVE OFFICER AND PRESIDENT

COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK

TRANSFER AGENT

AND REGISTRAR

BY

AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

Clark Holdings Inc.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT– _______________ Custodian _______________
(Cust)	(Minor)
Under Uniform Gifts to Minors
Act __________________________
(State)

Additional Abbreviations may also be used though not in the above list.

For Value Received, _______________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

BY:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the Corporation’s trust fund only in the event of a liquidation of the Corporation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Corporation. Except as required by applicable law, in no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.